LICENSE AGREEMENT

NATIONAL AERONAUTICS AND SPACE ADMINISTRATION

AND

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION/RENUELL INT'L, INC.

PARTIALLY EXCLUSIVE CO-LICENSE AGREEMENT DE-478

LICENSE COMMENCEMENT DATE: 9/30/2013

TABLE OF CONTENTS

LICENSE AGREEMENT

PREAMBLE

This License Agreement ("AGREEMENT") is entered into between the National Aeronautics and Space Administration (NASA), an agency of the United States, hereinafter referred to as LICENSOR, having its headquarters in Washington, D.C., and Technology Applications International Corporation (TAIC)/Renuèll Int'l, Inc., a corporation of the State of Florida, having its principal place of business at 3201 NE 183rd Street, Suite 502, Aventura, FL 33160, hereinafter referred to as CO-LICENSEE, as of the date of execution of the last PARTY hereto.

WITNESSETH:

WHEREAS, under the authority of 35 U.S.C. § 200 et seq., the U.S. Department of Commerce has issued Licensing Regulations (37 CFR Part 404) specifying the terms and conditions upon which licenses may be granted for inventions assigned to LICENSOR; and

WHEREAS, LICENSOR and the Administrators of the Tulane Educational Fund (aka "Tulane University") are assignees of U.S. Patent No. 6,730,498 B1 for an invention entitled "Production of Functional Proteins: Balance of Shear Stress and Gravity," which issued on May 4, 2004; and,

WHEREAS, U.S. Patent No. 6,730,498 B1 for an invention entitled "Production of Functional Proteins: Balance of Shear Stress and Gravity," which issued on May 4, 2004 is jointly owned by LICENSOR and the Administrators of the Tulane Educational Fund (aka Tulane University), a private research university founded in 1834 in New Orleans, hereinafter together referred to as JOINT OWNERS; and JOINT OWNERS have entered into an Agreement entitled: "Agreement between the National Aeronautics and Space Administration and the Administrators of the Tulane Educational Fund Concerning Licensing of Production of Functional Proteins: Balance of Shear Stress and Gravity," in which Tulane University designates LICENSOR as the primary negotiating and commercializing agent for any license involving the subject jointly owned invention;

WHEREAS, CO-LICENSEE and another small business company (together referred to as the "TWO COMPANIES") have demonstrated to the satisfaction of LICENSOR that they are equally desirous of obtaining a limited exclusive license to practice the LICENSED INVENTIONS, each having submitted applications to practice the LICENSED INVENTIONS, with business plans, and each having demonstrated potential capability, which LICENSOR believes to be sufficient to achieve practical application of the LICENSED INVENTION;

WHEREAS, LICENSOR has determined that the prospective market for the LICENSED INVENTIONS is demonstrably large enough to accommodate the granting of a license to each of the TWO COMPANIES;

WHEREAS, LICENSOR has determined that it is highly unlikely that the TWO COMPANIES are capable of saturating the market for the LICENSED INVENTIONS within the life of any patents covering the LICENSED INVENTIONS;

WHEREAS, LICENSOR has determined it to be in the public interest to grant similar licenses to each of the TWO COMPANIES, each license being of the same scope for all fields of use, and each license being exclusive, but subject to the rights granted to the other,

WHEREAS, LICENSOR and CO-LICENSEE agree that the Agreement between JOINT OWNERS entitled: "Agreement between the National Aeronautics and Space Administration and the Administrators of the Tulane Educational Fund Concerning Licensing of Production of Functional Proteins: Balance of Shear Stress and Gravity," is incorporated into this License Agreement by reference (Appendix A);

WHEREAS, CO-LICENSEE, in consideration of the grant of a license under U.S. Patent No. 6,730,498 B1, will pay royalties, make all necessary capital investments, and achieve PRACTICAL APPLICATION of the invention; and,

WHEREAS, LICENSOR has determined that the granting of a license to CO-LICENSEE under U.S. Patent No. 6,730,498 B1 will provide the necessary incentive for CO-LICENSEE to achieve the desired early PRACTICAL APPLICATION of the invention and the granting of such license to CO-LICENSEE will therefore be in the public interest;

NOW, THEREFORE, in accordance with said Patent Licensing Regulations, and in consideration of the foregoing and of the terms hereinafter contained in this AGREEMENT, the LICENSOR and CO-LICENSEE agree as set forth below:

ARTICLE I

Definitions

"ACCOUNTING PERIOD" shall mean the period for which royalties are calculated. For this AGREEMENT, the first ACCOUNTING PERIOD shall begin on the LICENSE COMMENCEMENT DATE and end on December 31 of the calendar year of the LICENSE COMMENCEMENT DATE. Subsequent ACCOUNTING PERIODS shall begin on Jan. 1 and end on Dec. 31, of each calendar year. The last ACCOUNTING PERIOD shall end on the LICENSE EXPIRATION DATE.

"BREACH" shall mean (a) a violation or nonperformance by a PARTY of a MATERIAL term, condition, covenant, or warranty herein, or (b) a misrepresentation made hereunder or (c) a misrepresentation by CO-LICENSEE to induce LICENSOR to enter into this AGREEMENT (also see "MATERIAL").

"BREACHING PARTY" shall mean the PARTY in BREACH, as used in Section 18.2.

"GROSS SALES OF ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES" shall mean the sum of: (a) the U.S. dollar value of the total amount invoiced by or for CO-LICENSEE and any SUBLICENSEES under this AGREEMENT for all disposals (i.e., sales, uses, including uses by CO-LICENSEE or its SUBLICENSEES, leases, transfers, etc.) of ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES for monetary remuneration; and (b) in the event that some or all of the amount invoiced by or for CO-LICENSEE or its SUBLICENSEES is in the form of non-monetary remuneration, the equivalent U.S. dollar value of such remuneration determined in, or as if in, an arm's length transaction.

"INSOLVENT" shall mean that CO-LICENSEE has either ceased to pay its debts (which may include failure to pay royalty payments under this AGREEMENT) in the ordinary course of business or cannot pay its debts as they fall due or is insolvent within the meaning of the Federal Bankruptcy Code (11 U.S.C. § 101 (31)).

"LICENSE COMMENCEMENT DATE" shall mean the date that the last PARTY has executed this AGREEMENT.

"LICENSE EXPIRATION DATE" shall mean the last day that this AGREEMENT is in effect.

"LICENSE TERM" shall mean the period of time starting with the LICENSE COMMENCEMENT DATE and ending with the LICENSE EXPIRATION DATE.

"LICENSED AREA" shall mean the United States of America, its territories and possessions.

"LICENSED FIELD(S) OF USE" shall mean the production of bio-molecules and growth factors for use in topical applications for cosmetics and topical treatment for burns, scars, stretch marks, acne and joint pain.

"LICENSED INVENTION(S)" shall mean the invention defined by the claims of the LICENSED PATENT(S) and as may be further limited by ARTICLE II.

"LICENSED PATENT(S)" shall mean United States Patent No. 6,730,498 B1 and shall include any corresponding reissue patent(s) and modifications of said LICENSED PATENT(S) by means of certificates of correction or reexamination certificates.

"MATERIAL," with respect to a particular matter (e.g., a BREACH), shall mean that the matter is shown to effect adversely (a) the rights and benefits of the other PARTY under this AGREEMENT; or (b) the ability of the other PARTY to perform its obligations hereunder; and, in either case, to such a degree that a reasonable person in the management of his or her own affairs would be more likely than not to decline to enter into this AGREEMENT in view of the matter in question.

"NONBREACHING PARTY" shall mean the PARTY not in BREACH, as used in Section 18.2.

"OTHER CO-LICENSEE" means the other small business company referred to above, who, along with CO-LICENSEE, compose the "TWO COMPANIES."

"PARTY" shall mean a party to this AGREEMENT.

"PERSON" shall mean a natural person; a corporation (for profit or not-for-profit); an association; a partnership (general or limited); a joint venture; a trust; a government or political department, subdivision, or agency; or any other entity.

"PRACTICAL APPLICATION" shall mean, with respect to the LICENSED INVENTION, to reduce it to practice and to commercialize it, i.e., to manufacture it in the case of a composition or product, to practice it in the case of a process or method, or to operate it in the case of a machine or system; and, in each case, under such conditions as to establish: (a) that a market for the LICENSED INVENTION has been created, and to the extent practicable, that a market has been created in the United States; (b) that it is being utilized; (c) that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms; and (d) that market demand, at least in the United States, shall be reasonably met.

"ROYALTY-BASE PROCESSES" shall include: (a) any and all processes or methods which employ or are implemented by the practice of the LICENSED INVENTION(S), or (b) the steps of any processes or method used, leased, transferred, or otherwise practiced by the CO-LICENSEE and its SUBLICENSEES that is covered by or included within the LICENSED INVENTION(S). For purposes of this license, ROYALTY-BASE PROCESSES include processes for producing functional biomolecules using a rotating wall vessel and services for treating individuals with the functional biomolecules that are produced in a rotating wall vessel. ROYALTY-BASE PROCESSES shall also include other processes or method steps not covered by or within any of the claims of the LICENSED INVENTION(S) that CO-LICENSEE or its SUBLICENSEES would not have used, leased, transferred, or otherwise practiced but for the use, lease, transfer, or other disposition of at least one of the LICENSED INVENTION(S). As an example, ROYALTY-BASE PROCESSES shall include the processes defined by any of the claims of the LICENSED PATENT(S) and/or LICENSED APPLICATION(S), or their equivalents, including, but not limited to, biological, physiological, medical, chemical, and mechanical processes, methods, treatments and computer programs.

"ROYALTY-BASE PRODUCTS" shall include an item sold, used, leased, transferred, or otherwise disposed of by CO-LICENSEE or its SUBLICENSEES that (1) is covered by or (2) includes components or products made by the LICENSED INVENTION. For

purposes of this license, ROYALTY-BASE PRODUCTS include topical applications for cosmetics and topical treatments for burns, scars, stretch marks, acne and joint pain. ROYALTY-BASE PRODUCTS shall also include other components that are not covered by, included within, or made by the LICENSED INVENTION that CO-LICENSEE or its SUBLICENSEES would not have sold, used, leased, transferred, or otherwise disposed of but for the sale, use, lease, transfer, or other disposition of the LICENSED INVENTION. As an example, ROYALTY-BASE PRODUCTS shall include components or products sold as part of a kit that includes components or products made by the LICENSED INVENTION.

"SUBLICENSEE" shall mean any PERSON who has the right, granted by CO-LICENSEE, to make, use, or sell the LICENSED INVENTION.

"THIRD PARTY" shall mean any PERSON other than the LICENSOR and the CO-LICENSEE.

ARTICLE II

License Grant

2.1 LICENSOR hereby grants to CO-LICENSEE a terminable, royalty-bearing, exclusive license to practice, i.e., to make, have made, use, offer to sell, sell, transfer, or dispose of, the LICENSED INVENTION in accordance with the LICENSED AREA and LICENSED FIELD(S) OF USE, as defined in ARTICLE I.

2.2 LICENSOR, upon request, will use reasonable efforts to grant CO-LICENSEE, in accordance with 37 CFR Part 404, a license to practice any inventions assigned to LICENSOR, without which license or licenses, the practice of the LICENSED INVENTION would result in infringement. The grant of said license or licenses shall be limited, however, to the extent necessary to practice the LICENSED INVENTION. There will be no such grant where said inventions are licensed exclusively.

2.3 Notwithstanding anything to the contrary in this AGREEMENT, CO-LICENSEE shall take the license granted in this ARTICLE II subject to any outstanding licenses or other rights in THIRD PARTIES under agreements executed by LICENSOR before the LICENSE COMMENCEMENT DATE.

2.4 LICENSOR reserves an irrevocable, royalty-free right to practice and have practiced the LICENSED INVENTION, and any

other inventions as provided in Section 2.2, throughout the world by or on behalf of the Government of the United States and on behalf of any foreign government pursuant to any existing or future treaty or agreement with the United States. The Administrators of the Tulane Educational Fund reserves an irrevocable, royalty-free right to practice and have practiced the LICENSED INVENTION, and any other inventions as provided in Section 2.2 for research and education purposes, and not for commercial purposes or for the commercial benefit of third parties.

2.5 The fact that LICENSOR may grant or may have previously granted a license to the OTHER CO-LICENSEE shall not preclude or interfere with enjoyment by CO-LICENSEE of all of the rights and licenses extended herein. CO-LICENSEE shall have no obligation to account for the OTHER CO-LICENSEE. However, CO-LICENSEE, at any time during the existence of this license, may negotiate an agreement with the OTHER CO-LICENSEE that is collateral to this Agreement, and in which, among other things, the TWO COMPANIES may divide, assume, or otherwise allocate the rights and privileges granted to them by LICENSOR in any manner and on any terms and conditions to which they may agree. Any such proposed collateral agreement shall be promptly submitted to LICENSOR for approval, which approval will not be unreasonably withheld. LICENSOR's approval shall be deemed to have been given if LICENSOR shall not have made specific objection to the proposed collateral agreement within sixty (60) days of receipt of written notice of such agreement.

ARTICLE III

Sublicenses

3.1 Upon written approval by LICENSOR, CO-LICENSEE may grant a written, royalty-bearing sublicense under the license granted in ARTICLE II provided that it submits to LICENSOR a written request, in advance, for permission to grant the sublicense, including with said request a copy of the proposed sublicense. The proposed sublicense shall refer to and be generally consistent with this AGREEMENT and shall include the rights reserved by LICENSOR under Section 2.4. The proposed sublicense shall include the condition that the sublicense shall automatically terminate upon the revocation or termination of this AGREEMENT.

3.2 CO-LICENSEE shall furnish LICENSOR with a copy of the sublicense, consistent with the proposed sublicense approved by LICENSOR and executed by both CO-LICENSEE and its SUBLICENSEE, within fifteen (15) calendar days after the grant of the sublicense by CO-LICENSEE.

3.3 CO-LICENSEE shall submit to LICENSOR, for advance approval, any proposed modification of a sublicense. CO-LICENSEE shall also submit to LICENSOR a copy of the sublicense modification (either as an addendum or a new sublicense), consistent with the proposed sublicense modification and executed by both CO-LICENSEE and its SUBLICENSEE, within fifteen calendar (15) days after the effective date of the sublicense modification.

3.4 The granting of a sublicense by CO-LICENSEE shall not operate to relieve CO-LICENSEE from any of its obligations under this AGREEMENT.

3.5 CO-LICENSEE shall be responsible for and remit royalties based upon its SUBLICENSEE's activities as if said activities were its own.

ARTICLE IV

Term of License

4.1 Unless either PARTY terminates this AGREEMENT in accordance with ARTICLE XIX at an earlier date, the license granted in ARTICLE II will be in effect for a LICENSE TERM that is equal to the unexpired term of the last patent to be in effect of the patent(s) encompassed under the definition of LICENSED PATENT. Except as may be expressly provided otherwise herein or agreed to in writing by LICENSOR, the license shall expire automatically at the end of the LICENSE TERM without notice to CO-LICENSEE.

ARTICLE V

Practical Application

5.1 CO-LICENSEE shall achieve PRACTICAL APPLICATION of the LICENSED INVENTION within three (3) months of the LICENSE COMMENCEMENT DATE. CO-LICENSEE shall notify LICENSOR within thirty (30) calendar days of achieving PRACTICAL APPLICATION that PRACTICAL APPLICATION has been achieved. CO-LICENSEE shall also provide evidence to verify the achievement.

5.2 CO-LICENSEE, once PRACTICAL APPLICATION of the LICENSED INVENTION is achieved, shall thereafter maintain it throughout the LICENSE TERM.

5.3 CO-LICENSEE shall promptly report to LICENSOR its discontinuance of making the benefits of the LICENSED INVENTION available to the public.

ARTICLE VI

United States Manufacture

6.1 In achieving and maintaining PRACTICAL APPLICATION of the LICENSED INVENTION, CO-LICENSEE agrees that any products embodying the LICENSED INVENTION or produced through the use of the LICENSED INVENTION shall be reduced to practice and manufactured substantially in the United States, in accordance with 35 U.S.C. 209(b).

6.2 CO-LICENSEE shall make a bona fide attempt to use or sell the LICENSED INVENTION in the United States.

ARTICLE VII

Royalty and Payment

7.1 In consideration of the license granted in ARTICLE II, CO-LICENSEE shall remit to LICENSOR and Tulane University a nonrefundable license fee in the amount of Five Thousand Dollars ($5,000) each (for a total of $10,000) upon the execution of this AGREEMENT by CO-LICENSEE.

7.2 CO-LICENSEE agrees to pay LICENSOR and Tulane University a running royalty of two percent (2.0%) each (for a total of four percent (4.0%)) of the GROSS SALES OF ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES for the first and second ACCOUNTING PERIODS. In the third ACCOUNTING PERIOD and all ACCOUNTING PERIODS thereafter, CO-LICENSEE agrees to pay LICENSOR and Tulane University a running royalty of one percent (1.0%) each (for a total of two percent (2.0%)) of the GROSS SALES OF ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES.

7.3 CO-LICENSEE agrees to pay LICENSOR and Tulane University a minimum royalty of Five Thousand Dollars ($5,000) each (for a total of $10,000). For the last ACCOUNTING PERIOD the minimum

royalty payment will be prorated. The minimum royalty shall be paid to LICENSOR starting at the end of the first ACCOUNTING PERIOD and each ACCOUNTING PERIOD thereafter.

7.4 For any particular ACCOUNTING PERIOD, the running royalties specified in Section 7.2 shall be credited against the minimum royalty specified in Section 7.3.

7.5 CO-LICENSEE agrees that in the event any ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES shall be sold, transferred, or disposed of to a THIRD PARTY in a transaction that does not represent an arm's length transaction, then the royalties to be paid under this AGREEMENT for the ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES shall be based upon the fair market value of the ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES in an arm's length transaction. When such sale, transfer or disposition is for purposes of resale by a THIRD PARTY, such royalties shall be based upon the GROSS SALES OF ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES by such THIRD PARTY, rather than upon the GROSS SALES OF ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES of the CO-LICENSEE. Examples of transactions that do not represent an arm's length transaction include sales, transfers or disposals (a) to any type of organization or individual who owns a controlling interest in CO-LICENSEE by stock ownership or otherwise; (b) to any type of organization in which CO-LICENSEE shall own, directly or indirectly, a controlling interest by stock ownership or otherwise; or (c) to any type of organization with which, or individual with whom, CO-LICENSEE, its stockholders, or associated companies shall have any agreement, understanding, or arrangement (such as, among other things, an option to purchase stock, an arrangement involving a division of profits, or special rebates or allowances) without which agreement, understanding, or arrangement, prices paid by such organization or individual for the ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES would be higher than the GROSS SALES OF ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES reported by CO-LICENSEE, or if such agreement, understanding, or arrangement results in extending to such organization or individual lower prices for ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES than those charged to outside concerns buying similar merchandise in similar amounts and under similar conditions.

7.6 Under this AGREEMENT, ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES will be considered sold when invoiced, when shipped, or upon receipt of payment, whichever occurs first.

7.7 Royalties shall accrue at the end of each ACCOUNTING PERIOD and must be paid by CO-LICENSEE to LICENSOR and the Administrators of the Tulane Educational Fund within thirty (30) calendar days of the end of each ACCOUNTING PERIOD. Royalties, including the non-refundable fee shall be paid in two separate checks or electronically, denominated in United States dollars, as follows: fifty percent (50%) of all royalty due shall be made payable to the National Aeronautics and Space Administration, and fifty percent (50%) of all royalty due shall be made payable to the Administrators of the Tulane Educational Fund. Electronic payment shall be made using the U.S. Treasury FEDWIRE Deposit System, PAY.GOV at https://www.nssc.nasa.gov/portal/site/customerservice. If paying by check to NASA it shall be mailed to the address set forth in ARTICLE XV of this AGREEMENT. Concurrently with the payment, the annual report required in ARTICLE VIII of this AGREEMENT can be sent electronically or by mail. The other check for Tulane University shall be mailed to the following address:

Administrators of the Tulane Educational Fund
1430 Tulane Avenue, TB-32
New Orleans, Louisiana 70112-2632
ATTN: Executive Director, Office of Technology Transfer and Intellectual Property Development

LICENSOR's acceptance of any royalty payment does not eliminate LICENSOR's right to contest the accuracy of such payment in the future. If this AGREEMENT expires or is terminated before the end of an ACCOUNTING PERIOD, the running royalty defined in paragraph 7.2 due for that ACCOUNTING PERIOD will accrue on the LICENSE EXPIRATION DATE or termination date and must be paid within thirty (30) calendar days of the LICENSE EXPIRATION DATE or termination date, as applicable.

7.8 CO-LICENSEE shall pay LICENSOR the running royalty of Section 7.2 above for GROSS SALES of ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES of any and all SUBLICENSEES, under any sublicenses executed in accordance with Article III, as if said activities were its own. In addition to such running royalties of Section 7.2 due to LICENSOR and the Administrators of the Tulane Educational Fund for each ACCOUNTING PERIOD, CO-LICENSEE shall pay LICENSOR and the Administrators of the Tulane Educational Fund each twenty-five percent (25%) (for a total of 50%) of any other consideration

received by CO-LICENSEE from its SUBLICENSEE(S)for the grant of such sublicense including but not limited to: sublicense issue fees in exchange for the initial grant of such sublicense by CO-LICENSEE for the LICENSED INVENTION(S), milestone payments, scheduled payments, and annual minimum royalty fees. Such additional payments shall be due to LICENSOR and the Administrators of the Tulane Educational Fund within thirty (30) days of receipt of payment to CO-LICENSEE. In the event CO-LICENSEE shall receive non-monetary consideration, including but not limited to equity in a SUBLICENSEE, in exchange for granting a sublicense, then LICENSOR and CO-LICENSEE shall negotiate, in good faith, the present market value of such consideration at the time of execution of such sublicense and the terms and schedule of payment of any amount due to LICENSOR and the Administrators of the Tulane Educational Fund with respect to such valued amount.

7.9 Payments due LICENSOR and the Administrators of the Tulane Educational Fund that are not timely paid may be submitted to LICENSOR'S Accounts Receivable Department for collection. LICENSOR shall assess interest, penalties, and administrative costs in accordance with the Federal Claims Collections Standards, 31 C.F.R. §§ 900-904, on all payments due LICENSOR which are not timely paid by CO-LICENSEE. CO-LICENSEE will forward fifty percent (50%) of any interest and penalties to the Administrators of the Tulane Educational Fund. In addition to these charges, LICENSOR is authorized to charge to CO-LICENSEE the costs of collection and any associated reasonable attorney fees.

ARTICLE VIII

Reports

8.1 CO-LICENSEE shall submit to LICENSOR written reports within thirty (30) calendar days of the end of every ACCOUNTING PERIOD whether or not royalties are due. Each report shall be submitted concurrently with the royalties required by ARTICLE VII. To ensure that any proprietary information submitted by CO-LICENSEE is protected to the fullest extent of the law, CO-LICENSEE should mark with a proprietary notice any portions of the report that are considered proprietary to CO-LICENSEE.

8.2 Each report shall include the following information applicable to the most recent ACCOUNTING PERIOD:

(a) A narrative description of the steps taken or being taken to reduce the LICENSED INVENTION to practice.

(b) A narrative description of the steps taken or being taken to create a market demand for the LICENSED INVENTION, to commercialize the LICENSED INVENTION, and to meet market demand for the LICENSED INVENTION.

(c) A narrative description of the ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS currently being offered for sale by CO-LICENSEE and its SUBLICENSEES. Copies of current sales brochures, promotional materials, and price lists shall be included with this description.

(d) A list of the geographic locations at which the LICENSED INVENTION is being manufactured.

(e) The number and type of ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS sold or disposed of by CO-LICENSEE.

(f) The number and type of ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS sold or disposed of by each SUBLICENSEE.

(g) The number and type of ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS sold or disposed of by each THIRD PARTY reseller (if any) of ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS under Section 7.5.

(h) CO-LICENSEE's GROSS SALES OF ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS.

(i) GROSS SALES OF ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS for each SUBLICENSEE.

(j) GROSS SALES OF ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS for each THIRD PARTY reseller (if any) of ROYALTY-BASE PROCESSES AND ROYALTY-BASE PRODUCTS under Section 7.5.

(k) The amount of royalties due LICENSOR and the Administrators of the Tulane Educational Fund.

8.3 Each report shall include a certification by an officer of CO-LICENSEE that the CO-LICENSEE is complying with the terms and conditions of this AGREEMENT and that the responses to each part of Section 8.2 are accurate and complete.

8.4 CO-LICENSEE shall, on an annual basis, submit to LICENSOR an audited balance sheet and an audited income statement. Internal audits are permissible, but LICENSOR reserves the right to require an independent audit and additionally reserves the right to approve of the auditor. LICENSOR may conduct an independent audit in accordance with Section 9.2 and CO-LICENSEE shall reimburse LICENSOR in accordance with Section 9.3.

8.5 A final report shall be submitted to LICENSOR by CO-LICENSEE within thirty (30) calendar days after the termination of this AGREEMENT.

ARTICLE IX

Audit Rights

9.1 CO-LICENSEE shall keep full, true, and accurate records for the purpose of LICENSOR verifying CO-LICENSEE's reports to LICENSOR under ARTICLE VIII, verifying CO-LICENSEE's royalty payments to LICENSOR under ARTICLE VII, and for determining CO-LICENSEE's activities in general under the AGREEMENT. These records shall include, but are not limited to, ledgers and journals of account, customer orders, invoices, shipping documents, inventory records, computer records, purchase orders, and tax records. These records, as a whole, shall include information which will allow, at a minimum, identification of suppliers, customers, items sold or otherwise transferred, and/or services rendered, as well as whether the CO-LICENSEE is operating within the scope of its license.

9.2 The records described in Section 9.1 shall be available for audit by LICENSOR, or by an authorized representative of LICENSOR, at all reasonable times for the LICENSE TERM and for three (3) calendar years thereafter. In addition, CO-LICENSEE shall permit inspection by LICENSOR, or by an authorized representative of LICENSOR, of CO-LICENSEE's assembly facilities and of CO-LICENSEE's inventory of ROYALTY-BASE

PRODUCTS and ROYALTY-BASE PROCESSES, including parts, works-in-progress, and finished goods, during any audit by LICENSOR.

9.3 If LICENSOR, as a result of an audit, discovers an error in payment of royalties that exceeds the greater of five percent of royalties due for any ACCOUNTING PERIOD or Two Thousand Five Hundred Dollars ($2,500), then CO-LICENSEE shall reimburse LICENSOR for the cost of the audit, including all related costs of performing the audit (e.g., travel, food, lodging, cost of professional services, etc.), in addition to any penalties assessed pursuant to Section 7.9, within thirty (30) calendar days of written notice from LICENSOR to CO-LICENSEE of the underpayment. Any underpaid royalties, regardless of amount, discovered as a result of an audit shall be due within thirty (30) calendar days of written notice from LICENSOR to CO-LICENSEE of the underpayment.

ARTICLE X

Marking

10.1 CO-LICENSEE and all SUBLICENSEES may mark all ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES, or products incorporating ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES, in accordance with the statutes of the United States relating to the marking of patented articles (see 35 U.S.C. § 287). Such marking shall be accomplished by fixing on the article or when, from the character of the article, this cannot be done, by fixing to it, or to the package wherein one or more of the articles are contained, a label including the notation "Licensed from the National Aeronautics and Space Administration and Administrators of the Tulane Educational Fund under U.S. Patent No. 6,730,498." Such marking shall also be included in all literature and/or advertising materials describing the LICENSED INVENTION.

ARTICLE XI

Use of the NASA Name

11.1 Except as required by ARTICLE X, CO-LICENSEE and all SUBLICENSEES may use the name of LICENSOR, or the acronym "NASA," only in truthful statements concerning its relationship with LICENSOR. The letters 'NASA' may be used in such truthful statements only if they are:

(a) used in their normal typed or printed form;

(b) the same size, color, and intensity as the rest of the words in a sentence;

(c) not used in their stylized version as they appear in the NASA logotype or NASA insignia; and

(d) not used to indicate that NASA endorses the CO-LICENSEE'S or all SUBLICENSEE'S products, processes, etc.

11.2 Uses of the letters 'NASA', other than those required by ARTICLE X or specified in Section 11.1, shall require the express written approval of LICENSOR. Approval by LICENSOR shall be based on applicable law (i.e., 42 U.S.C. §§ 2459b, 2472(a), and 2473(c) (1); and 14 CFR § 1221.100 et seq.) and NASA policy governing the use of the letters 'NASA' and the words 'National Aeronautics and Space Administration' and shall not be unreasonably withheld.

11.3 CO-LICENSEE agrees to make copies of its marketing literature available to LICENSOR so that LICENSOR can determine that such use is in accordance with the terms of this ARTICLE.

ARTICLE XII

Disclaimer of Warranties

12.1 LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY MATTER WHATSOEVER.

12.2 ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED HEREUNDER.

12.3 In particular, nothing in this AGREEMENT shall be construed as:

(a) A warranty or representation by LICENSOR as to the validity or scope of any LICENSED PATENT; or

(b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this AGREEMENT is or will be free from infringement of any type, including patent

infringement, copyright infringement, and trademark infringement; or

(c) A requirement that LICENSOR shall file any patent application, secure any patent, or maintain any patent in force, other than the LICENSED PATENT; or

(d) An obligation to bring or prosecute actions or suits against THIRD PARTIES for infringement; or

(e) An obligation to furnish any manufacturing or technical information; or, if any such information is supplied, a warranty or representation that such information is accurate; or

(f) Conferring a right to use in advertising, publicity or otherwise the name of any inventor of the LICENSED INVENTION or the NASA name, seal, insignia, logotype or any other adaptation without the prior written consent of LICENSOR (except as otherwise provided in ARTICLE XI); or

(g) Precluding the export from the United States of ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES on which royalties shall have been paid as provided in ARTICLE VII, provided that the item can be exported under the export control laws of the United States; or

(h) Granting by implication or estoppel, any licenses or other rights under any patent of LICENSOR or any other PERSON in the United States or any foreign country; or

(i) Granting by implication, estoppel, or otherwise, any licenses or rights under patents or patent applications of LICENSOR other than the LICENSED INVENTION, regardless of whether such other patents or patent applications are dominant, subordinate, or an improvement to the invention or inventions as claimed, of the LICENSED PATENT or LICENSED PATENT APPLICATION, nor to other applications that did not claim the invention.

(j) Conferring upon any PERSON (1) any immunity from or defenses under the antitrust laws, (2) any immunity

from a charge of patent misuse, or (3) any immunity from the operation of Federal, State, or other law.

ARTICLE XIII

Risk Allocation and Indemnification

13.1 LICENSOR makes no representation, extends no warranties of any kind, either express or implied, and assumes no responsibility whatsoever with respect to use, sales, or other disposition by CO-LICENSEE or its vendees or other transferees of products incorporating or made by the use of (a) the LICENSED INVENTION or (b) information, if any, furnished under this AGREEMENT.

13.2 CO-LICENSEE shall indemnify LICENSOR, its officers and employees, as well as the Administrators of the Tulane Educational Fund its officers and employees and hold them harmless against all liabilities, demands, damages, expenses, or losses including, but not limited to, attorney's fees, court costs, and the like, arising (a) out of the use by CO-LICENSEE or its transferees of the LICENSED INVENTION or information furnished under this AGREEMENT, or (b) out of any sale, use, or other disposition by CO-LICENSEE or its transferees of products, processes, or compositions, made by use of such inventions or information.

13.3 It shall be the sole responsibility of the CO-LICENSEE to ensure that any and all embodiments of the LICENSED INVENTION are safe under all circumstances.

13.4 Independent of, severable from, and to be enforced independently of any other enforceable or unenforceable provision of this AGREEMENT, other than as provided in Sections 13.1 and 13.2, or other than for infringement of one PARTY's intellectual property rights by another PARTY, (including any engagement in licensable activities by licenses beyond the scope of the license provided by this AGREEMENT), neither PARTY will be liable to the other PARTY (nor to any THIRD PARTY claiming rights derived from the other PARTY's rights) for incidental, consequential, special, punitive, or exemplary damages of any kind, including lost profits, loss of business, or other economic damage, and further including injury to property, as a result of breach of any warranty or other term of this AGREEMENT, regardless of whether the PARTY liable or allegedly liable was advised, had reason to know, or in fact knew of the possibility thereof.

ARTICLE XIV

Patent Validity

14.1 If, in any proceeding in which the validity, infringement, or priority of invention of any claim of the LICENSED PATENT to CO-LICENSEE is in issue, a judgment or decree is entered which becomes final (below referred to as an "final judgment"), the construction placed upon any such claim by such final judgment shall thereafter be followed, not only as to such claim but as to all claims to which such construction applies, with respect to subsequently occurring acts. If such final judgment holds any claim invalid, CO-LICENSEE shall be relieved prospectively (a) from including in its reports ROYALTY-BASE PRODUCTS and ROYALTY-BASE PROCESSES sold or otherwise disposed of covered only by such claim or any broader claim to which such final judgment is applicable, and (b) from the performance of those other acts which may be required by this AGREEMENT only because of any such claim. However, if there are two or more conflicting final judgments with respect to the same claim based on the same grounds or where the same issues were raised, the decision of the higher tribunal shall be followed, but if the tribunals be of equal dignity, then the decision more favorable to the claim shall be followed.

14.2 In the event evidentiary material comes to the attention of the CO-LICENSEE that, in the judgment of the CO-LICENSEE, bears on the validity or scope of any LICENSED PATENT, the LICENSOR will in good faith discuss with the CO-LICENSEE whether such evidentiary material so affects the validity or scope of the LICENSED PATENT to which it is asserted to apply that the terms of the license in respect to such LICENSED PATENT should be modified.

14.3 The CO-LICENSEE, after the LICENSE COMMENCEMENT DATE, may assert the invalidity of any claim in any LICENSED PATENT, if coupled with or followed by:

- **(a)** Withholding, or notice of intention to withhold, or denial of obligation to pay, royalties otherwise payable under this AGREEMENT in respect to the CO-LICENSEE's operations under such claim; or

- **(b)** Initiation or participation in a suit challenging or denying the validity of such claim in reference to CO-LICENSEE's operations under this AGREEMENT, that

may, at the option of the LICENSOR, be conclusively presumed to constitute CO-LICENSEE's termination, as of the earliest provable date of such withholding, notice, denial, initiation, or participation, of its AGREEMENT including its obligation for payment of royalties due from the date of the termination.

ARTICLE XV

Points of Contact

15.1 The following PERSONS are designated as the points of contact for their respective PARTY and are responsible for keeping this information current by providing updated information as warranted. These points of contact are the principal representatives of the PARTIES involved in the performance of this AGREEMENT.

LICENSOR	CO-LICENSEE
Name: Michelle P. Lewis	Name: Charles J. Scimeca
Title: Patent License Manager	Title: President
Address: 2101 NASA Parkway	Address: 3201 NE 183rd St.#502
Houston, TX 77058 M/C AF2	Aventura, FL 33160
Telephone No.:(281) 483-8051	Telephone No.:(949)355-8711
Email: michelle.p.lewis@ nasa.gov	Email: cscimeca@gmail.com

ARTICLE XVI

Notices

16.1 All notices hereunder will be in writing and will be delivered and effective as follows:

(a) Every notice required or contemplated by this AGREEMENT to be given either PARTY may be delivered in person or may be sent by commercial courier or U.S. mail, addressed to the PARTY for whom it is intended, at the address specified in ARTICLE XV.

(b) Any notice will be effective on the date that it is hand delivered or on the fifth business day after it was deposited with the commercial courier or the U.S. mail.

(c) As used in this ARTICLE, a reference to a particular date means the date itself, if a business day, otherwise the first business day after the date.

ARTICLE XVII

Infringement

17.1 If CO-LICENSEE becomes aware of an infringement or has reasonable cause to believe that there has been an infringement of any LICENSED PATENT, CO-LICENSEE shall notify LICENSOR in writing concerning CO-LICENSEE's knowledge of any infringement or of the reasonable cause for belief of infringement. Such notice should include: an analysis of how the claims of any LICENSED PATENT read-on the allegedly infringing articles; the identity of the alleged infringers; a statement as to whether the alleged infringers are making, using, or selling the allegedly infringing articles; a statement describing the extent of the alleged infringement; and a statement which describes and quantifies the harm being suffered by the CO-LICENSEE as a result of the alleged infringement. If such notice and information are furnished, LICENSOR may volunteer its opinion as to whether reasonable cause exists to believe that there has been an infringement. CO-LICENSEE is authorized under the provisions of Chapter 29 of Title 35, United States Code, or other statutes, (a) to bring suit in its own name, at its own expense, and on its own behalf, for infringement of the LICENSED PATENT, and (b) in any such suit, to enjoin infringement and to collect for its use, damages, profits and awards of whatever nature, recoverable from such infringement, subject to payment of royalties due to LICENSOR, and further, (c) to settle any claim or suit for infringement of the LICENSED PATENT, as by granting a sublicense under this AGREEMENT. With respect to the royalties due to LICENSOR from CO-LICENSEE's successful infringement action, the parties agree to enter into good faith negotiations to arrive at the appropriate amount of royalties due to LICENSOR. The authority to bring suit is subject to the continuing right of the United States to bring suit itself or to intervene in CO-LICENSEE's suit; and, in

either event, CO-LICENSEE shall give LICENSOR reasonable notice and assistance.

ARTICLE XVIII

Dispute or Breach

18.1 All disputes concerning the interpretation or application of this AGREEMENT shall be discussed mutually between the PARTIES. Any disputes that are not disposed of by mutual agreement shall be decided by the NASA Official signing this AGREEMENT, or designee, who shall reduce the decision to writing and mail or otherwise deliver a copy thereof to CO-LICENSEE. CO-LICENSEE may respond to such notice of a dispute decision in accordance with the procedures set forth in Section 19.7.

18.2 In the event of a BREACH of any provision of this AGREEMENT, the NONBREACHING PARTY shall give the BREACHING PARTY notice describing the BREACH and stating that the BREACHING PARTY has thirty (30) calendar days after notice of the BREACH to cure the BREACH or show cause why the AGREEMENT should not be terminated.

18.3 If a provision of this AGREEMENT sets forth a cure period for the BREACH in question other than thirty (30) calendar days, then that provision shall take precedence over the cure period set forth in Section 18.2.

18.4 No cure period is required, except as may be otherwise provided in this AGREEMENT, if:

- **(a)** this AGREEMENT sets forth specific deadline dates for the obligation allegedly breached; or
- **(b)** this AGREEMENT otherwise states that no cure period is required in connection with the termination in question.

18.5 The BREACHING PARTY will be deemed to have cured such BREACH if within the cure period it takes steps reasonably adequate to alleviate any damage to the NONBREACHING PARTY resulting from the BREACH and to prevent a similar future BREACH.

ARTICLE XIX

Termination or Modification

19.1 The PARTIES may terminate or modify this AGREEMENT by mutual consent upon such terms as they may agree in writing.

19.2 Either PARTY may terminate this AGREEMENT upon the discovery by one PARTY of any intentional MATERIAL false statement or misrepresentation made or submitted by the other PARTY which BREACHES any obligation under the terms of this AGREEMENT or upon the discovery by one PARTY that the other PARTY has committed a MATERIAL breach of a provision of the AGREEMENT.

19.3 CO-LICENSEE may prospectively terminate this AGREEMENT upon ninety (90) calendar days written notice to LICENSOR. Unless otherwise agreed to by the PARTIES in accordance with Section 19.1, such prospective termination will become effective ninety (90) calendar days after the effective date of the notice as determined in accordance with Section 16.1.

19.4 This AGREEMENT may be terminated by LICENSOR, in whole or in part, if:

(a) LICENSOR determines that CO-LICENSEE has failed or will fail to meet milestones in accordance with the schedule set forth in the APPENDIX to this AGREEMENT and incorporated into this AGREEMENT, or to achieve or maintain PRACTICAL APPLICATION of the LICENSED INVENTION as provided by ARTICLE V.

(b) LICENSOR determines that CO-LICENSEE has failed or will fail to reduce to practice or substantially manufacture the LICENSED INVENTION in the United States as provided by Section 6.1.

(c) LICENSOR determines that CO-LICENSEE has failed or will fail to meet market demand for the LICENSED INVENTION.

(d) CO-LICENSEE fails to pay royalties or submit reports as provided by ARTICLES VII and VIII.

(e) LICENSOR determines that such action is necessary to meet the requirements for public use specified by Federal regulations issued after the date of the

license and such requirements are not reasonably satisfied by CO-LICENSEE.

(f) CO-LICENSEE commits a BREACH of a covenant contained in this AGREEMENT.

19.5 LICENSOR may terminate this AGREEMENT if CO-LICENSEE becomes INSOLVENT. CO-LICENSEE must notify LICENSOR within thirty (30) calendar days after becoming INSOLVENT. CO-LICENSEE's failure to conform to this requirement shall be deemed a MATERIAL, incurable BREACH.

19.6 CO-LICENSEE must promptly inform LICENSOR of its intention to file a voluntary petition in bankruptcy or of another's communicated intention to file an involuntary petition in bankruptcy. LICENSOR may terminate this AGREEMENT upon receiving notice of intention to file. CO-LICENSEE's filing without conforming to this requirement shall be deemed a MATERIAL, pre-petition incurable BREACH.

19.7 Before LICENSOR unilaterally modifies or terminates this AGREEMENT for any cause, LICENSOR will deliver to CO-LICENSEE a written notice stating LICENSOR's intention to modify or terminate the AGREEMENT and the reasons therefore. CO-LICENSEE will be allowed thirty (30) calendar days after: (a) such notice of intention to modify or terminate the AGREEMENT to remedy any BREACH of the AGREEMENT or show cause why the AGREEMENT should not be unilaterally modified or terminated; or, (b) a notice of a dispute decision, rendered in accordance with Section 18.1, to rebut such decision. A response to a notice regarding modification or termination or to a notice of a dispute decision should be addressed to the Center Director, NASA Johnson Space Center, Mail Code AA, Houston, TX 77058. The NASA JSC Center Director, or designee, will render a determination based on the CO-LICENSEE's response within a reasonable time.

19.8 If no response under Section 19.7(a) is provided by CO-LICENSEE to a notice regarding modification, or termination, the AGREEMENT will be unilaterally modified or will terminate, effective thirty-one calendar(31) days from the notice of modification or termination, with no right to appeal under Section 19.9. If no response under Section 19.7(b) is provided by CO-LICENSEE to a notice of a dispute decision provided under Section 18.1, the decision by the NASA Signing Official (or designee) will be final, effective thirty-one (31) calendar

days from the dispute decision, with no right to appeal under Section 19.9.

19.9 CO-LICENSEE may appeal in writing to the NASA Administrator any determination rendered by the NASA JSC Center Director, in accordance with Section 19.7, within thirty (30) calendar days of notice of such determination. The notice of appeal and all supporting documentation should be addressed to the Administrator, National Aeronautics and Space Administration, Washington, DC 20546. CO-LICENSEE shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. The decision on the appeal shall be made by the NASA Administrator or designee, which shall be the final agency decision from which there will be no further right of administrative appeal. Nothing in this Article shall be interpreted as precluding actions at law.

19.10 If no action is taken under Section 19.9, then the determination rendered by the NASA JSC Center Director, or designee, shall become final within thirty-one (31) calendar days after delivery of the notice of such determination.

19.11 All royalties and reports due up to and including the date of termination of this AGREEMENT are due within thirty (30) calendar days of the date of termination. As such, the following rights and obligations survive any termination to the extent necessary to permit their complete fulfillment or discharge:

(a) CO-LICENSEE'S obligation to supply a final report as specified in Section 8.5 of this AGREEMENT;

(b) LICENSOR'S right to receive or recover and CO-LICENSEE'S obligation to pay royalties accrued or accruable for payment at the time of any termination; and

(c) CO-LICENSEE'S obligation to maintain records and LICENSOR'S right to conduct a final audit in accordance with ARTICLE IX of this AGREEMENT.

ARTICLE XX

Assignment

20.1 Upon written approval by LICENSOR, CO-LICENSEE may assign this AGREEMENT provided that CO-LICENSEE submits to

LICENSOR, in advance, a written request for permission to grant the assignment, information that LICENSOR considers necessary to evaluate the proposed assignment, and a copy of the proposed assignment. If LICENSOR approves the assignment as being consistent with the Government's interests, the PARTIES and the assignee will be required to execute a novation agreement. At a minimum, the novation agreement will provide that CO-LICENSEE waives all rights under the license, the assignee assumes all obligations under the AGREEMENT, and that LICENSOR recognizes the assignee as the successor in interest to the AGREEMENT.

ARTICLE XXI

Governing Law

21.1 This AGREEMENT will be interpreted and enforced in accordance with United States federal law.

ARTICLE XXII

Independent Entities

22.1 The Parties are separate and independent entities. Except as may be expressly and unambiguously provided in this AGREEMENT, no partnership or joint venture is intended to be created by this AGREEMENT, nor any principal-agent or employer-employee relationship.

22.2 Except to the extent expressly provided in this AGREEMENT, neither PARTY has, nor shall neither PARTY attempt to assert, the authority to make commitments for or to bind the other PARTY to any obligation.

ARTICLE XXIII

Effect of Partial Invalidity

23.1 If any one or more of the provisions of this AGREEMENT should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, and as long as the fundamental objectives of the AGREEMENT can be carried out, then:

- **(a)** the validity and enforceability of all provisions of this AGREEMENT not ruled to be invalid or unenforceable will be unaffected;

(b) the provision(s) held wholly or partly invalid or unenforceable will be deemed to be amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the PARTIES' intent as manifested herein; and

(c) if the ruling, and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question, as originally set forth in this AGREEMENT, will be deemed to be valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

ARTICLE XXIV

Nonwaiver

24.1 The failure of either PARTY at any time to require performance by the other PARTY of any provisions of this AGREEMENT shall in no way affect the right of such PARTY to require future performance of that provision. Any waiver by either PARTY of any BREACH of any provision of this AGREEMENT shall not be construed as a waiver of any continuing or succeeding BREACH of such provision, a waiver of the provision itself, or a waiver of any right under this AGREEMENT.

ARTICLE XXV

Entire Agreement

25.1 Except as may be expressly provided otherwise herein, this AGREEMENT constitutes the entire agreement between the PARTIES concerning the subject matter thereof. No prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the PARTIES with reference thereto will be of any force or effect. This AGREEMENT may only be modified by written agreement of the PARTIES.

ARTICLE XXVI

Article Headings

26.1 The Article Headings contained in this AGREEMENT are for reference purposes only and shall not in any way control the meaning or interpretation of this AGREEMENT.

ARTICLE XXVII

Counterparts

27.1 This AGREEMENT may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates or duplicate signature pages, any of which may be executed by less than all of the PARTIES, provided that each PARTY executes at least one such duplicate or duplicate signature page. The PARTIES stipulate that a photostatic copy of an executed original will be admissible in evidence for all purposes in any proceeding as between the PARTIES.

ARTICLE XXVIII

Acceptance

28.1 In witness whereof, each PARTY has caused this AGREEMENT to be executed by its duly authorized representatives:

LICENSOR:	**CO-LICENSEE:**
National Aeronautics and Space Administration	TAIC/Renuell Int'l., Inc.
By: Melanie W Saunders	By: Charles J. Scimeca
Melanie W. Saunders Associate Director	Charles J. Scimeca President
9-30-13 Date	9-24-13 Date

APPENDIX A

JOINT INVENTION AGREEMENT